EXHIBIT 10.11

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of 2nd day of March, 2006 by and among China Agritech, Inc., a corporation organized and existing under the laws of the State of Delaware ("CAGC"), China Tailong Group Ltd., a corporation organized and existing under the laws of the laws of the British Virgin Islands, (the "Seller"), and Chang Yu (the "Purchaser").

PRELIMINARY STATEMENT:

WHEREAS, the parties intend to memorialize the transfer of certain stocks in CAGC to the Purchaser;

WHEREAS, the Seller desires to sell to Purchaser certain stocks in CAGC held by it and the Purchaser desires to purchase such stocks in CAGC held by the Seller, upon the terms and subject to the conditions set forth herein

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I         SALE AND PURCHASE OF CAGC 'S COMMON STOCK AND PURCHASE PRICE

SECTION 1.1

Sale of CAGC Stock. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, at the Closing on the Closing Date (as those terms are defined in Section 2.1 hereof), the Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and acquire 483,881 shares of common stock of CAGC held by the Seller (the " CAGC Stock" or "Company Stock"). Purchaser acknowledges that the Seller has deposited CAGC Stock with the Company's corporate secretary.

SECTION 1.2

Purchase Price. The purchase price to be paid by the Purchaser to the Seller for CAGC Stock is USD1,000 (the "Purchase Price").

ARTICLE II        CLOSING DATE AND DELIVERIES AT CLOSING

SECTION 2.1

Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing"), unless expressly determined herein, shall be held by the Company's corporate secretary on the date and place as may be mutually agreed by the parties, including closing by facsimile with originals to follow. The date of the Closing is sometimes referred to herein as the "Closing Date."

SECTION 2.2

Deliveries by the Seller. In addition to and without limiting any other provision of this Agreement, the Seller agrees to deliver, or cause to be delivered, to Purchaser, at or prior to Closing, the following:

(a)    Certificates representing CAGC Stock, which certificates shall be duly endorsed to the Purchaser;

(b)    Such other documents or certificates as shall be reasonably requested by the Purchaser or his counsel.

SECTION 2.3

Deliveries by Purchaser. In addition to and without limiting any other provision of this Agreement, the Purchaser agrees to deliver, or cause to be delivered, to the Seller, at or prior to Closing, the following:

(a)    The Purchase Price required to be delivered on or before Closing pursuant to Section 1.2 hereof;

(b)    Such other documents or certificates as shall be reasonably requested by the Seller or his counsel.

SECTION 2.4

Further Assurances. The Seller and the Purchaser shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF CAGC

CAGC and the Seller jointly and severally represent and warrant to Purchaser (which warranties and representations shall survive the Closing regardless of what examination, inspections, audits and other investigations the Purchaser has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

SECTION 3.1

Organization and Qualification. CAGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition or results of operation of CAGC and its subsidiaries taken as a whole. (Any such material adverse effect being hereinafter referred to as "Company Material Adverse Effect").

SECTION 3.2

Articles of Incorporation and By-Laws. The complete and correct copies of CAGC's Articles of Incorporation and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

SECTION 3.3

Capitalization. The authorized and outstanding capital stock of CAGC is set forth in CAGC 's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission, or its amendment. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

(a)    Except pursuant to this Agreement and the Agreement signed between the CAGC and Heritage, and as set forth in CAGC 's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of CAGC , or agreements, understandings or arrangements to which CAGC is a party, or by which CAGC is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock.

(b)   The Seller beneficially owns of record CAGC Stock. The Purchaser (i) on the Closing Date will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to Purchaser, CAGC Stock hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon delivery of and payment by Purchaser to the Seller of the Purchase Price, Purchaser will acquire good and marketable title to such Company Stock, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever.

SECTION 3.4

Authority.     CAGC has all requisite corporate power and authority, and the Seller has full power, to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CAGC and the Seller and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of CAGC is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by CAGC and the Seller and constitutes the legal, valid and binding obligation of CAGC and the Seller enforceable against CAGC and the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

SECTION 3.5

No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by CAGC and the Seller does not, and the performance by CAGC and the Seller of their respective obligations hereunder will not: (i) conflict with or violate the Articles of Incorporation or By-Laws of CAGC ; (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulations, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to CAGC and the Seller; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of CAGC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CAGC is a party or by CAGC or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Company Material Adverse Effect.

SECTION 3.6

Report and Financial Statements. CAGC 's Quarterly Report on Form 10-QSB, was filed with the Securities and Exchange Commission contains the financial statements of CAGC as of September 30, 2005 (the "Financial Statements"). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of CAGC as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of CAGC for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of CAGC have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction. Without limiting the foregoing, the Purchaser shall not assume, undertake or accept, and shall have no responsibility with respect to, liabilities and obligations related to CAGC or operation of CAGC prior to the Closing Date, except as disclosed herein (up to the maximum agreed to herein).

SECTION 3.7

Compliance with Applicable Laws. CAGC is not in violation of, or, to the knowledge of CAGC or the Seller, is not under investigation with respect to or has not been given notice or has not been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Company Material Adverse Effect.

SECTION 3.8

Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CAGC or the Seller.

SECTION 3.9

SEC Requirements. The Purchaser acknowledges that CAGC is a publicly held company and that the Purchaser has received from the Company reports with the Securities and Exchange Commission and with the NASD.

SECTION 3.10

Litigation. To the knowledge of CAGC and the Seller, no litigation, claim, or other proceeding before any court or governmental agency is pending or threatened against CAGC.

SECTION 3.11

Full Disclosure. No representation or warranty made by CAGC or the Seller in this Agreement and no certificate or document furnished or to be furnished to the Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations The Seller has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

SECTION 4.1

No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Purchaser does not, and the performance by the Purchaser of its obligations hereunder will not conflict with, breach or violate any Laws in effect as of the date of this Agreement and applicable to the Purchaser.

SECTION 4.2

Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

SECTION 4.3

Full Disclosure. No representation or warranty made by the Purchaser in this Agreement and no certificate or document furnished or to be furnished to CAGC or the Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

The obligation of the Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

SECTION 5.1

No Termination. This Agreement shall not have been terminated pursuant to Article 7 hereof.

SECTION 5.2

Representations True and Correct. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

SECTION 5.3

Compliance with Covenants. The Purchaser shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

SECTION 5.4

No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE VI CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

The obligation of the Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

SECTION 6.1

No Termination. This Agreement shall not have been terminated pursuant to Article 7 hereof.

SECTION 6.2

Representations True and Correct. The representations and warranties of CAGC and the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

SECTION 6.3

Compliance with Covenants. CAGC and the Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement herein attached to the Agreement to be performed or complied by it prior to or at the Closing Date.

SECTION 6.4

No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE VII     TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1

Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)     by mutual written consent of the Purchaser and the Seller;

(b)   by the Seller upon a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or by the Purchaser upon a material breach of any representation, warranty, covenant or agreement on the part of CAGC or the Seller set forth in this Agreement, or if any representation or warranty of CAGC or The Seller or the Purchaser, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article V or Article VI hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

(c)   by either the Seller or the Purchaser, if there shall be any court order which has become final and non applicable, except if the party seeking to terminate this Agreement pursuant to this Section 8.1

(d)     has not complied with its obligations under Section 6 or 7 respectively; or

SECTION 7.2

Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1 hereof, there shall be no liability on the party of CAGC , the Seller or the Purchaser or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease, except as expressed herein.

SECTION 7.3

Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

SECTION 7.4

Waiver. At any time prior to the Closing Date, the Seller or the Purchaser, as appropriate, may:

(a)    extend the time for the performance of any of the obligations or other acts of other party or;

(b)    waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or

(c)    waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE VIII GENERAL PROVISIONS

SECTION 8.1

Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

SECTION 8.2

Indemnification. The Seller agrees to defend and hold the Purchaser and CAGC (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Seller to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

SECTION 8.3

Indemnification. The Purchaser agrees to defend and hold the Seller harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Purchaser to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

SECTION 8.4

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given

(i) on the date they are delivered if delivered in person;
(ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation;
(iii) on the date delivered by an overnight courier service; or
(iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the addresses provided by each party to the other parties.

SECTION 8.5

Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.6

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of aw or public policy, all other conditions and provisions of this Agreement hall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.7

Entire Agreement. This Agreement (together with the Schedules, Exhibit, certificates and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

SECTION 8.8

Binding Effect. All the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

SECTION 8.9

Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

SECTION 8.10

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to applicable principles of conflicts of law.

SECTION 8.11

Preparation and Filing of Tax Returns and Securities and Exchange Commission filings. CAGC shall reasonably assist and cooperate with the Purchaser in the preparation of all the federal, state and local tax returns of CAGC and all filings with the Securities and Exchange Commission after the

Closing Date due after the Closing Date relating to periods prior to the Closing Date. After the Closing Date, the decision on whether to file short period returns up to the Closing Date or for a period other than CAGC 's current consolidated tax years, shall be made at the sole discretion of the Purchaser.

SECTION 8.12

Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the merger pursuant to and in the manner contemplated by this agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

SECTION 8.13

Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

SECTION 8.14

Third Parties Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

SECTION 8.15

Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 8.16

Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF,

The Purchaser, The Seller, and CAGC have as of the date first written above executed this Agreement.

PURCHASER	CHINA AGRITECH, INC.

By: Yu Chang	By: Yu Chang
Title: President

SELLER

By: China Tailong Group Ltd.
Name: Yu Chang
Title: CEO